Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”), is made and entered into as of November 16, 2022, by and between 8i Acquisition 2 Corp., a British Virgin Islands company (the “Company”), and Loeb & Loeb LLP, a California limited liability partnership (“Loeb”).

WHEREAS, pursuant to the terms of an engagement letter executed on February 11, 2022 (the “Engagement Letter”), the Company engaged Loeb as its securities counsel to provide legal services and advice in connection with a business combination with a target company (the “Transaction”), including without limitation, preparing and reviewing the acquisition agreement, financing documents and other related transaction documents, filing a proxy statement in connection with the Transaction, as well as applications with the Nasdaq Stock Exchange for listing in connection with the Transaction;

WHEREAS, pursuant to the terms of the Engagement Letter, Loeb was to be paid a fee of $800,000 (the “Fee”) for services rendered in connection with the Transaction, of which $200,000 has been previously paid and the balance of the Fee in the amount of $600,000 was to be paid at the consummation of the Transaction (the “Closing”);

WHEREAS, Loeb and the Company agreed to increase the Fee by $300,000 (the “New Fee”), such that a total of $900,000 shall be payable at Closing (the “New Balance”), of which a partial cash payment of $600,000 of the New Balance will be paid at Closing, and the New Fee shall be paid pursuant to the terms of this Agreement;

NOW THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and by way of full and final settlement, the parties, intending to be legally bound hereby, agree as follows:

1. The parties to this agreement have agreed that the New Fee outstanding shall be paid to Loeb, as follows (i) the Company shall enter into a promissory note payable to Loeb in the amount of $300,000 (the “Note”), the terms of which shall be set forth in the Note, substantially in the form attached hereto as Exhibit A, and subject to the terms and conditions of that certain letter agreement, dated as of even date herewith, by and between the Company and Loeb (the “Side Letter”), and (ii) the Company shall issue 60,000 restricted ordinary shares (the “Shares”) to Loeb at an assumed price of $5.00 per Share. Loeb has signed that certain Joinder Agreement, dated as of even date herewith, pursuant to which Loeb has joined as a party to that certain Amended and Restated Registration Rights Agreement, dated as of November 17, 2022, by and among the Company and the investors signatory thereto (the “Registration Rights Agreement”), under which Loeb has registration rights for the Shares.

2. In the event the Note is paid in full in cash, Loeb shall return all Shares to the Company for cancellation. Any Shares sold prior to the maturity date set forth under the terms of the Note, shall reduce the amount due and owing under the Note. Upon the earlier of the full payment of the Note in cash, or disposal of the Shares for the full amount of the Note, in accordance with the Registration Rights Agreement, or a combination thereof, prior to or on the maturity date set forth under the terms of the Note, the Company’s obligations under this Agreement and the Note shall be satisfied.

3. The Shares may only be disposed of in compliance with U.S. state and U.S. federal securities laws. In connection with any transfer of Shares (other than pursuant to an effective registration statement) the Company may require Loeb to provide an opinion of counsel selected by Loeb, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. The Company hereby agrees that the Company will not object if such opinion is prepared by Loeb for delivery to the transafer agent. In the event of a private transfer of the Shares, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations provided to Loeb under this Agreement and the Registration Rights Agreement. The Company shall provide proper instructions to its transfer agent to permit the transfer of the Shares within three business days of receipt of the opinion (the “Transfer Date”).

4. The certificate representing the Shares, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

5. In the event that the Shares shall be changed into the same or a different number of Shares of any class or classes of stock, whether by reclassification, stock split, stock dividend, or similar event, then and in each such event, Loeb shall have the right thereafter to receive all or any portion of the Shares into the kind and amount of shares of capital stock of the Company and property receivable upon such capital reorganization, reclassification or other change which Loeb would have received had the Shares been issued immediately prior to such capital reorganization, reclassification or other change.

6. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties:

i. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its board of directors or shareholders in connection herewith. This Agreement has been duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company, in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. No Conflicts. The execution, delivery and performance of this Agreement by the Company, and the consummation the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s articles or memorandum of association or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the Company’s properties or assets, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company, or any other subsidiary debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect.

7. Representations and Warranties of Loeb. Loeb represents and warrants as of the date hereof to the Company as follows:

i. Authority. The execution, delivery and performance by Loeb of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Loeb. This Agreement has been duly executed by Loeb, and when delivered by Loeb in accordance with the terms hereof, will constitute the valid and legally binding obligation of Loeb, enforceable against it in accordance with its terms.

ii. Own Account. Loeb understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling the Shares, or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of the Share (this representation and warranty not limiting Loeb’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Loeb does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

iii. Status. Loeb is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Loeb is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

8. Effect on Engagement Letter. Except as expressly set forth above and for the arbitration and costs provision set forth in the Engagement Letter, all of the terms and conditions of the Engagement Letter shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to Loeb under the Engagement Letter.

9. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Loeb.

10. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Engagement Agreement.

11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of Loeb.

12. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Independent Counsel. Each of the Parties acknowledge that this Agreement has been prepared on behalf of Loeb by Loeb and that Loeb is not representing, and is not acting on behalf of the Company in the preparation of this Agreement. The Company has been provided with an opportunity to consult with their own counsel with respect to this Agreement. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

14. Non-Performance. If the Company fails to perform its obligations under this Agreement, the Side Letter, the Note or the Registration Rights Agreement, Loeb, at its sole option, may bring a proceeding to seek payment under the terms of the Note, with interest, and if Loeb prevails, all costs and legal expenses of any such proceeding shall be paid by Company.

15. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Engagement Letter.

16. Jurisdiction; Waiver of Jury Trial

A. Each of the Parties irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any Party or Payee arising out of, based upon, or in any way relating to this Agreement or the transactions contemplated hereby shall be brought in the Supreme Court of the State of New York, New York County, (ii) waives, to the fullest extent he, she or it may effectively do so, any objection to the laying of venue of any such proceeding brought in such Court, any claim that any such action or proceeding brought in such Court has been brought in an inconvenient forum, and any right to seek the transfer of such action or proceeding to another Court, (iii) submits to the exclusive jurisdiction of the such Court with respect to any such suit, action or proceeding, and (iv) waives trial by jury in any such action.

B. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT, ANY BREACH OR DEFAULT, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

18. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.

8i ACQUISITION 2 CORP.

By:	/s/ Meng Dong (James) Tan
Name:	Meng Dong (James) Tan
Title:	Chief Executive Officer

LOEB & LOEB LLP

By:	/s/ Mitchell S. Nussbaum
Name:	Mitchell S. Nussbaum
Title:	Vice Chair and Co-Chair, Capital Markets & Corporate